Exhibit 99.2

1 NASDAQ: RILY Second Quarter 2021 Supplemental Financial Data July 29, 2021

Reconciliation of U.S. GAAP to Non - GAAP Measures 2 (Unaudited, dollars in thousands) Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Adj. EBITDA and Operating Adj. EBITDA Reconciliation Net income attributable to B. Riley Financial, Inc. $83,840 $48,379 $171,594 $254,656 $75,676 EBITDA Adjustments: Provision for income taxes 32,208 18,711 62,060 97,518 19,902 Interes t expense 16,509 16,374 16,712 19,786 20,856 Interes t income (224) (67) (27) (49) (56) Share based payments 4,168 4,778 4,321 5,526 8,608 Depreciation and amortization 4,923 4,886 4,604 6,759 6,165 Restructuri n g costs — 1,557 — — — Gain on extinguishment of loans — — — — (6,509) Impairment of tradenames 8,500 — — — — Transactions related costs and other (1,660) (485) 1,222 1,285 245 Total EBITDA Adjustments 64,424 45,754 88,892 130,825 49,211 Adjusted EBITDA $148,264 $94,133 $260,486 $385,481 $124,887 Operating EBITDA Adjustments: Trading income and fair value adjustments on loans (114,547) (31,753) (140,160) (266,942) (32,679) Other investment related expenses 13,040 4,842 6,461 4,178 (84) Total Operating EBITDA Adjustments (101,507) (26,911) (133,699) (262,764) (32,763) Operating Adjusted EBITDA $46,757 $67,222 $126,787 $122,717 $92,124

Operating Income Summary 3 1. Other investment related expenses. (Unaudited, dollars in thousands) Operating Investment Combined Operating Investment Combined Revenues: Services and fees $ 266,143 - $ 266,143 $ 125,595 - $ 125,595 Trading income and fair value adjustments on loans - 32,679 32,679 - 114,547 114,547 Interest income – loans & securities lending 25,491 - 25,491 24,506 - 24,506 Sale of goods 12,457 - 12,457 1,820 - 1,820 Total revenues $304,091 $ 32,679 $ 336,770 $ 151,921 $ 114,547 $ 266,468 Operating expenses: Direct cost of services $ 12,094 - $ 12,094 $ 7,985 - $ 7,985 Cost of goods sold 3,626 - 3,626 860 - 860 Selling, general and administrative expenses 200,006 (84) (1) 199,922 93,522 13,040 (1) 106,562 Impairment of tradenames - - - 8,500 - 8,500 Interest expense – securities lending & loan participations sold 10,983 - 10,983 11,221 - 11,221 Total operating expenses $ 226,709 $ (84) $ 226,625 $ 122,088 $ 13,040 $ 135,128 Operating income $ 77,382 $ 32,763 $ 110,145 $ 29,833 $ 101,507 $ 131,340 Three Months Ended June 30, 2021 Three Months Ended June 30, 2020

Quarterly Operating Revenue and Operating Adjusted EBITDA

Operating Revenue and Operating Adjusted EBITDA (1)(3)(5)(6)



Operating Revenue
Operating Adj. EBITDA
$151.9M
$46.8M
$194.5M
$67.2M
$270.0M
$126.8M
$333.2M
$122.7M
$304.1M
$92.1M
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021

Quarterly Revenue and Adjusted EBITDA

(Dollars in thousands)	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Operating Revenue (1)	$ 151,921	$ 194,500	$ 270,046	$ 333,217	$ 304,091
Investment Gains (2)	114,547	31,753	140,160	266,942	32,679
Total Revenue	$ 266,468	$ 226,253	$ 410,206	$ 600,159	$ 336,770

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Operating Adjusted EBITDA (3)	$46,757	$67,222	$126,787	$122,717	$92,124
Investment Adjusted EBITDA (4)	101,507	26,911	133,699	262,764	32,763
Adjusted EBITDA (5)(6)	$148,264	$94,133	$260,486	$385,481	$124,887

1. Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
2. Investment Gains (Loss) is defined as Trading Income (Losses) and Fair Value Adjustments on Loans.
3. Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (Losses) and Fair Value Adjustments on Loans and (ii) other investment related expenses.
4. Investment Adjusted EBITDA is defined as Trading Income (Losses) and Fair Value Adjustments on Loans, less other investment related expenses.
5. Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs.
6. For a reconciliation to GAAP financial measures, please see slide 2.

B | RILEY Financial | 4

Cash and Investments Summary

(Dollars in thousands)	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Cash and Cash Equivalents	$ 106,253	$ 169,676	$ 103,602	$ 237,590	$ 297,396
Restricted Cash	471	1,410	1,235	8,532	1,335
Due from Clearing Brokers, net	29,089	19,589	(6,583)	416,925	424,949
Advances Against Customer Contracts	1,413	900	200	200	200
Securities and Other Investments Owned					
Equity Securities	341,515	392,674	697,288	1,006,019	1,129,217
Corporate Bonds	5,375	5,956	3,195	41,754	42,912
Other Fixed Income Securities	2,768	3,557	1,913	5,165	3,227
Partnership Interests and Other	49,386	57,293	74,923	113,766	103,417
Securities Sold Not Yet Purchased	(9,804)	(48,125)	(10,105)	(288,058)	(272,088)
Loans Receivable, net of Loan Participations Sold	311,408	330,420	373,373	282,855	265,851
Other equity investments and deposits (1)	61,588	58,389	59,612	48,881	53,510
Other investment participations sold (2)	—	—	—	(4,326)	(11,254)
Total Cash, Net Securities, and Other	$899,462	$991,739	$1,298,653	$1,869,303	$2,038,672

Debt Summary

(Dollars in thousands)	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Term Loans, net	$ 57,195	$ 52,452	$ 74,213	$ 69,543	$ 257,104
Notes Payable	714	714	37,967	6,908	357
Senior Notes Payable	854,037	854,926	870,783	1,139,100	1,213,105
Total Debt	911,946	908,092	982,963	1,215,551	1,470,566
Total Cash and Investments, Net of Debt	**$ (12,484)**	**$ 83,647**	**$ 315,690**	**$ 653,752**	**$ 568,106**

1. Other equity investments and investment related deposits reported in prepaid and other assets.
2. Other investment participations sold reported in noncontrolling interests.

B RILEY Financial | 5

Condensed Consolidated Balance Sheets 6 (Dollars in thousands) June 30, 2021 (Unaudited) December 31, 2020 Cash and cash equivalents $297,396 $103,602 Restricted cash 1,335 1,235 Due from clearing brokers 424,949 7,089 Securities and other investments owned, at fair value 1,278,773 777,319 Securities borrowed 1,140,023 765,457 Accounts receivable, net 57,853 46,518 Due from related parties 734 986 Advances against customer contracts 200 200 Loans receivable, at fair value 270,295 390,689 Prepaid expenses and other assets 119,400 87,262 Operating lease right - of - use assets 60,933 48,799 Property and equipment, net 14,447 11,685 Goodwill 236,005 227,046 Other intangible assets, net 200,304 190,745 Deferred tax assets, net 4,080 4,098 Total assets $4,106,727 $2,662,730 Accounts payable $6,101 $2,722 Accrued expenses and other liabilities 220,603 168,478 Deferred revenue 68,398 68,651 Deferred tax liabilities, net 90,325 34,248 Due to related parties and partners 230 327 Due to clearing brokers — 13,672 Securities sold not yet purchased 272,088 10,105 Securities loaned 1,134,359 759,810 Mandatorily redeemable noncontrolling interests 4,105 4,700 Operating lease liabilities 73,761 60,778 Notes payable 357 37,967 Loan participations sold 4,444 17,316 Term loans, net 257,104 74,213 Senior notes payable, net 1,213,105 870,783 Total liabilities $3,344,980 $2,123,770 Total B. Riley Financial, Inc. stockholders' equity 724,169 512,586 Noncontrolling interests 37,578 26,374 Total equity 761,747 538,960 Total liabilities and equity $4,106,727 $2,662,730

Condensed Consolidated Statements of Income 7 (Unaudited, dollars in thousands, except share data) Three Months Ended Jun e 30, 2021 2020 Revenues: S e rvic e s an d fe e s $266,143 $125,595 Trading income and fair value adjustments on loans 32,679 114,547 Interest income - Loans and securities lending 25,491 24,506 Sale of goods 12,457 1,820 Total revenues 336,770 266,468 Operating expenses: Direct cost of services 12,094 7,985 Cost of goods sold 3,626 860 Selling, general and administrative expenses 199,922 106,562 Impairment of tradenames — 8,500 Interest expense - Securities lending and loan participations sold 10,983 11,221 Total operating expenses 226,625 135,128 Opera ting income 110,145 131,340 Other income (expense): Interes t income 56 224 Gai n o n ex ti ng u i s h m e n t o f loa n s 6,509 — Loss from equity investments (852) (318) Interes t expense (2 0 ,8 56) (1 6 ,5 09) Income before income taxes 95,002 114,737 Provision for income taxes (1 9 ,9 02) (3 2 ,2 08) Net income 75,100 82,529 Net loss attributable to noncontrolling interests (5 76) (1, 311) Net income attributable to B. Riley Financial, Inc. $75,676 $83,840 Preferred stock dividends 1,7 8 9 1,0 8 7 Net income available to common shareholders $73,887 $82,753 Basic income per common share $2.70 $3.23 Diluted income per common share $2.58 $3.07 Weighted average basic common shares outstanding 27,344,184 25,627,085 Weighted average diluted common shares outstanding 28,668,465 26,992,823

Condensed Consolidated Statements of Cash Flows 8 (Unaudited, dollars in thousands) Six Months Ended June 30, 2021 2020 Cash flows from operating activities: Net incom e (los s ) $331,698 $(16,720) Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities: Depreciation and amortization 12,924 9,879 Provision for doubtful accounts 755 2,081 S hare - base d compens a ti o n 14,134 9,489 Fair valu e adjustme n ts, non - cash (10,046) 21,975 Non - cash interest and other (9,091) (6,943) Effect of foreign currency on operations (1,486) (73) (Income) loss from equity investments (23) 554 Dividends from equity investments 610 797 Deferred income taxes 51,242 (14,340) Impairment of intangibles and gain on disposal of fixed assets — 12,550 Gain on extinguishment of loans (6,509) — Loss (gain) on extinguishment of debt 919 (1,556) Gain on equity investment (3,544) — Income allocated for mandatorily redeemable noncontrolling interests 347 397 Change in operating assets and liabilities (529,831) (3,861) Net cash (used in) provided by operating activities (147,901) 14,229 Cash flows from investing activities: Net cash used in investing activities (13,722) (83,354) Cash flows from financing activities: Net cash provided by financing activities 356,051 71,815 Effect of foreign currency on cash, cash equivalents and restricted cash (534) (705) Net increase in cash, cash equivalents and restricted cash 193,894 1,985 Cash, cash equivalents and restricted cash, beginning of year 104,837 104,739 Cash, cash equivalents and restricted cash, end of year $298,731 $106,724

Segment Financial Information

(Unaudited, dollars in thousands)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Capital Markets segment:		
Revenues - Services and fees	$125,997	$60,364
Trading income and fair value adjustments on loans	29,897	114,080
Interest income - Loans and securities lending	25,491	24,506
Total revenues	**181,385**	**198,950**
Selling, general and administrative expenses	(65,473)	(56,623)
Interest expense - Securities lending and loan participations sold	(10,983)	(11,221)
Depreciation and amortization	(247)	(595)
Segment income	**104,682**	**130,511**
Wealth Management segment		
Revenues - Services and fees	87,444	15,318
Trading income and fair value adjustments on loans	2,865	467
Total revenues	**90,309**	**15,785**
Selling, general and administrative expenses	(88,702)	(15,283)
Depreciation and amortization	(2,340)	(470)
Segment (loss) income	**(733)**	**32**
Auction and Liquidation segment:		
Revenues - Services and fees	5,534	7,206
Revenues - Sale of goods	11,743	1,045
Total revenues	**17,277**	**8,251**
Direct cost of services	(7,540)	(3,217)
Cost of goods sold	(3,105)	(285)
Selling, general and administrative expenses	(3,077)	(2,729)
Segment income	**3,555**	**2,020**

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Financial Consulting segment		
Revenues - Services and fees	23,735	18,845
Selling, general and administrative expenses	(19,471)	(15,268)
Depreciation and amortization	(89)	(73)
Segment income	**4,175**	**3,504**
Principal Investments – United Online and magicJack segment:		
Revenues - Services and fees	18,932	20,656
Revenues - Sale of goods	714	775
Total revenues	**19,646**	**21,431**
Direct cost of services	(4,554)	(4,768)
Cost of goods sold	(521)	(575)
Selling, general and administrative expenses	(4,768)	(4,049)
Depreciation and amortization	(2,528)	(2,851)
Segment income	**7,275**	**9,188**
Brands segment:		
Revenues - Services and fees	4,501	3,206
Trading losses and fair value adjustments on loans	(83)	—
Total revenues	**4,418**	**3,206**
Selling, general and administrative expenses	(690)	(309)
Depreciation and amortization	(715)	(715)
Impairment of tradenames	—	(8,500)
Segment income (loss)	**3,013**	**(6,318)**
Consolidated operating income from reportable segments	**$121,967**	**$138,937**

B | RILEY Financial | 9

Definition of US GAAP to Non - GAAP Financial Measures 10 Certain of the information set forth herein, including operating revenue, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non - GAAP financial measures . B . Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, gain on extinguishment of loans, impairment of trade names, stock - based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, and (iv) in the case of investment adjusted EBITDA this includes trading income (losses) and fair value adjustments on loans, net of other investment related expenses, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") . In addition, the Company's management uses these non - GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow . Non - GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non - financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies .